REVOLVING NOTE


   R-4                                                         March 13, 1997


        FOR VALUE RECEIVED, the undersigned Newco, Inc., a Wisconsin corporation (the "Borrower"), hereby promises to pay LaSalle National Bank (the "Lender") or order, on the Final Revolving Maturity Date, the aggregate unpaid principal amount of the Revolving Loan advanced by the Lender pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

        Payments hereunder shall be made to Fleet National Bank, as agent for the Lender, at One Federal Street, Boston, Massachusetts 02110.

        All loans made by the Lender as part of the Revolving Loan pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note, such Credit Agreement or any other Credit Document.

        This Note evidences borrowings under, and is entitled to the benefits of, and is subject to the provisions of, the Credit Agreement dated as of March 13, 1997, as from time to time in effect (the "Credit Agreement"), among the Borrower, certain of its Affiliates, the Lender and certain other parties. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the meanings so defined.

        In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

        The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, forbearance or other indulgence without notice.

                                 NEWCO, INC.


                                 By_________________________________
                                     Title:


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                         LOANS AND PAYMENTS OF PRINCIPAL

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                      Amount         Amount of        Unpaid
                      of             Principal        Principal      Notation
   Date               Loan           Repaid           Balance        Made By
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